                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934
                     Date of Report (Date of earliest event
                           reported): August 23, 1996

                             THE DEXTER CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                1-5542               06-0321410
(State or other Jurisdiction           (Commission          (IRS Employer
 of incorporation)                      File Number)         Identification No.)

        One Elm Street, Windsor Locks, Connecticut               06096
         (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (860) 292-7675

              _____________________________________________________
          (Former name or former address, if changed since last report)


Item 5.           Other Events.

                  On August 23, 1996, the Board of Directors of The Dexter Corporation (the "Company") determined that it was desirable and in the best interests of the Company and its stockholders for the Company to extend the Company's existing rights by adopting a shareholders rights plan substantially similar to the Company's current rights plan, which expires on November 17, 1996. Pursuant to the new Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent (the "Rights Agreement"), one right will be issued for each outstanding share of common stock, par value $1 per share, of the Company on the earlier to occur of expiration of the existing rights (November 17, 1996), or the redemption of such rights in accordance with the terms of the Company's existing rights plan. Each of the new Rights will entitle the registered holder to purchase from the Company one two-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $90.00 per one two-hundredth of a share. The new rights are redeemable under certain circumstances at a redemption price of $.01 per Right and will expire, unless earlier redeemed, on August 31, 2006.

                  The description and terms of the new Rights are more fully set forth in the Rights Agreement, a copy of which is filed herewith and is incorporated herein by reference.


Item 7.           Financial Statements and Exhibits.

(c)               Exhibits

Exhibit No.       Exhibit
- -----------       -------

     4 Rights Agreement, dated as of August 23, 1996, by and between The Dexter Corporation and ChaseMellon Shareholder Services, L.L.C., which includes as Exhibit A thereto the form of Rights Certificate.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE DEXTER CORPORATION



Date: September 9, 1996                   By: /s/ Bruce H.  Beatt
                                              -------------------
                                              Bruce H. Beatt
                                              Vice President and General Counsel

                                INDEX TO EXHIBITS


Exhibit No.    Exhibit
- -----------    -------

     4 Rights Agreement, dated as of August 23, 1996, by and between The Dexter Corporation and ChaseMellon Shareholder Services, L.L.C., which includes as Exhibit A thereto the form of Rights Certificate.


                                        3